UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Red Pine Capital Group, Inc.
(Name of small business issuer in its charter)

Nevada	8742	27-1195807
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employe Identificationr Number)

Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027
(Address and telephone number of registrant's principal executive officesand principal place of business)

Yao Sun President and Chief Executive Officer Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027 Telephone: (01186)13701379808
(Name, address, and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer ☐	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered Price	Maximum Amount of Registration Fee	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Aggregate Offering
Common Stock not yet issued, par value $.0001	1,200,000	$.25	$300,000	$21.54

Total	1,200,000	$.25	$300,000	$21.54

(1)     Registration fee has been paid via Fedwire.

(2)     This is the initial public offering and no current trading market exists for our stock.

(3)     Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

(4)     Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED April 7, 2010

The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o). Our common stock is not traded on any national exchange and in accordance with Rule 457; the offering price was determined by the price shares were sold to our shareholders in a private placement memorandum. We may sell shares of our common stock at a fixed price of $ 0.25 per share until our common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.   The fixed price of $0.25 has been determined as the selling price based upon the original purchase price paid by the our current shareholders of $0.20 plus an increase based on the fact the shares herein will be liquid and registered.    There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority, which operates the OTC Electronic Bulletin Board, nor can there be any assurance that such an application for quotation will be approved.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE SUBJECT TO CHANGE. WE MAY NOT SELL OUR SHARES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL OUR SHARES, AND IT IS NOT SOLICITING AN OFFER TO BUY OUR SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED _____________________

PRELIMINARY PROSPECTUS

Red Pine Capital Group, Inc.

1,200,000 Shares of Common Stock
Price per share: $0.25
Total cash proceeds if all shares are sold: $300,000

This is our initial public offering. We are offering up to 1,200,000 shares of our common stock at a price of $0.25 per share. We do not plan to use underwriters or pay any commissions. The shares will be offered and sold by our CEO Yao Sun.  There is no trading market for our common stock.

The offering is being conducted on a self-underwritten, best effort basis, which means our officer and/or director, Yao Sun will attempt to sell the shares. This Prospectus will permit our officer and/or director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Sun will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. We intend to open a standard, non-interest bearing, bank checking account to be used only for the deposit of funds received from the sale of the shares in this offering. If all the shares are not sold and the total offering amount is not deposited by the expiration date of the offering, the funds will be promptly returned to the investors, without interest or deduction. The shares will be offered at a price of $.25 per share for a period of three hundred sixty five (365) days from the effective date of this prospectus, unless extended by our board of director for an additional 180 days.

The purchase of our shares involves substantial risk. See “Risk Factors” beginning on page 7 for a discussion of risks to consider before purchasing our common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Underwriting Discounts and Commissions	Proceeds To RED PINE
Per Share	$0.25	$0	$0.25
Total	$300,000	$0	$300,000

Red Pine Capital Group, Inc. is a development stage company and currently has minimal operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment. Our independent auditor has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

As of the date of this prospectus, our stock is presently not traded on any market or securities exchange and there is no assurance that a trading market for our securities will ever develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 3 THROUGH 11 BEFORE BUYING ANY SHARES OF RED PINE CORP’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE WILL NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE U.S. SECURITIES COMMISSION HAS BEEN CLEARED OF COMMENTS AND IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OF SALE IS NOT PERMITTED.

THE DATE OF THIS PROSPECTUS IS ____________________

Table of Contents

Prospectus Summary	1
Risk Factors	4
Special Note Regarding Forward-Looking Information	9
Capitalization	11
Use of Proceeds	10
Determination of Offering Price	13
Dilution	13
Plan of Distribution and Terms of the Offering	16
Legal Proceedings	18
Director, Executive Officers, Promoters and Control Persons	18
Security Ownership of Certain Beneficial Owners and Management	18
Description of Securities	19
Interest of Named Experts and Counsel	20
Disclosure of Commission Position on Indemnification for Securities Act Liabilities	21
Description of Business	21
Reports to Stockholders	25
-
Facilities	27
Certain Relationships and Related Party Transactions	27
Market for Common Equity and Related Stockholders Matters	27
Dividends	29
Executive Compensation	28
Shares Eligible for Future Sale	29

Index to Financial Statements	30
Report of Independent Certified Public Accountant	F-1
Balance Sheets	F-2
Statements of Operations	F-3
Statements of Changes in Stockholders’ Equity	F-4
Statements of Cash Flows	F-5
Notes to Financial Statements	F-6 – F-10

v

Prospectus Summary

This summary contains basic information about us and the offering. Because it is a summary, it does not contain all the information that you should consider before investing. You should read the entire prospectus carefully, including the risk factors and our financial statements and the related notes to those statements included in this prospectus. Except as otherwise required by the context, references in this prospectus to “we,” “our,” “us,” “Red Pine,” and “RPCG” refer to Red Pine Capital Group, Inc.

Red Pine Capital Group, Inc. is a development stage company incorporated in the State of Nevada on August 31, 2009. We will provide consulting services to Chinese companies looking to enter into the American capital markets. We will provide services ranging from business plan development, consulting on the American public equity market, assistance with listing on the OTCBB, and investor relations. Furthermore, we will provide those who invest in small and micro cap public companies information and analysis on Chinese companies looking to enter the American capital markets.

Since our inception on August 31, 2009 to January 31, 2010, we have not generated any revenues and have incurred a net loss of $(30,877). Our only business activity has been the formation of our corporate entity and searching for possible Chinese company candidates for us to consult with. We anticipate the commencement of generating revenues in the next twelve months, of which we can provide no assurance. The capital raised in this offering has been budgeted to cover the costs associated with marketing our services in China, beginning to operate our company, basic website development and covering various filing fees and transfer agent fees. We believe that sales generated in the next twelve months will be sufficient to support the limited costs associated with our initial ongoing operations. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from sales will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Red Pine intends to become a United States sales and marketing representative for Chinese companies looking to go public in the United States. We currently have no products or services for sale.

We intend to offer turnkey services to our customers, including the consulting on how to enter the American capital markets, assisting in putting together a proper business plan, and determining other factors needed for a company to become public and be listed on the OTCBB.

Our business model is built on multiple revenue streams from a variety of industry participants interested in raising capital in the United States. We intend to generate revenues primarily from consulting services.

As of the date of this prospectus we have only one officer and one director, acting as our sole employee, who we anticipate devoting only a small portion of his time to the company going forward. Additionally, even with the sale of securities offered herein, we will not have the financial resources needed to hire additional employees or meaningfully expand our business. We anticipate operating losses for at least the next 12 months. Even if we sell all the securities offered, the majority of the proceeds of the offering will be spent for corporate expenses and additional website development. Investors should realize that following this offering we will be required to raise additional capital to cover the costs associated with our plans of operation.

Red Pine’s address and phone number is:

Red Pine Inc.
Floor 7 #30 Dongzhong St. Dongcheng District
Beijing, China 100027
Telephone: (01186)13701379808

The Offering

Common Stock Offered for Sale	Up to a maximum of 1,200,000 shares.

Price to the Public	$0.25 per share in cash.

Use of Proceeds Primarily for	Offering expenses, sales and marketing, independent contractors and web site improvement.

Number of Shares
Outstanding Prior to the Offering	235,000

Number of Shares

Outstanding After the Offering	355,000 if 10% of offering sold. 535,000 if 25% of offering sold. 835,000 if 50% of offering sold. 1,135,000 if 75% of offering sold. 1,435,000 if 100% of offering sold.

Plan of Distribution
This is a direct public offering, with no commitment by anyone to purchase any shares. Our shares will be offered and sold by Yao Sun, our CEO. There is no share minimum investment required from individual investors.

Terms of the Offering	This is a BEST EFFORTS OFFERING. This is a no minimum offering. Accordingly, as shares are sold, we will use the money raised for our business. The offering will remain open until 365 days from the commencement of the offering upon effectiveness of this S-1, which may be extended for an additional 180 days at the discretion of the board of directors. We cannot be certain that we will be able to sell enough shares to fund our operations appropriately.

(1)	Management may not, and will not purchase any shares in this offering.

SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this prospectus. The statement of operations and balance sheet data from inception August 31, 2009 through January 31, 20010 are derived from our audited financial statements.

STATEMENT OF OPERATIONS	Period from August 31, 2009 (Inception) to January 31, 2010

Revenues	$0

Total operating expenses	30,877

Net loss before income taxes	(30,877)

Provision for income taxes	0

Net loss	$(30,877)

Net loss per share: basic and diluted	$(0.70)

Weighted average shares outstanding: basic and diluted	44,253

January 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$22,123

TOTAL ASSETS	$22,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Account payable and accrued expenses	$6,000
Total Liabilities	6,000

Stockholders’ Equity
Common stock, $.0001 par value, 110,000,000 shares authorized, 235,000 shares issued and outstanding	24
Paid in capital	46,976
Deficit accumulated during the development stage	(30,877)
Total Stockholders’ Equity	16,123

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,123

RISK FACTORS

Investors in Red Pine should be particularly aware of the inherent risks associated with our business. As of the date of this filing our management is aware of the following material risks.

We have no operating history and have maintained losses since inception, which we expect to continue into the near term.

We were incorporated on September, 2009 and only just recently commenced operations. We have not realized any revenues to date. We have no operating history at all upon which an evaluation of our future success or failure can be made. Our net loss from inception to January 31, 2010 is ($30,877). Our ability to achieve and maintain profitability and positive cash flow beyond the near term is dependent upon:

☐	our ability to further develop our customer base for our consulting services in China.

☐	the ability to obtain cash needed;

☐	our ability to generate a customer base in other countries;

☐	our ability to control costs; and

☐	our ability to compete with other industry leaders.

If we are unable to obtain the necessary revenues and financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business unless our existing shareholder base provides funding.

Our ability to successfully sell our consulting services to generate operating revenues in other countries depends on our ability to sustain overall profitability and cash flows to implement our business plan. Given that we have no operating history, no present revenues and only losses to date, we may not be able to achieve this goal, and if this occurs we plan to sell equity securities to be able to pay our operating costs. Should this fail, we may go out of business unless our shareholder base provides us with the needed funding.

How long our company will be able to satisfy its cash requirements depends on how quickly we can generate sales in Asia and other countries.

We plan on selling additional equity securities to generate sufficient cash flows to supplement our operating budget until operations support continuing cash flows. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders depending on the price we can sell such shares. The resale of shares by our existing stockholders pursuant to this prospectus may result in significant downward pressure on the price of our common stock and cause negative impact on our ability to sell additional equity securities.

We may be exposed to liabilities under the Foreign Corrupt Practices Act, and any determination that we violated the Foreign Corrupt Practices Act could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute for the purpose of obtaining or retaining business. We have operations, agreements with third parties and make sales in China, which may experience corruption. Our activities in China create the risk of unauthorized payments or offers of payments by one of the employees, consultants, sales agents or distributors of our Company, even though these parties are not always subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

Adverse changes in political and economic policies of the PRC government could impede the overall economic growth of China, which could reduce the demand for our products and damage our business.

We conduct all of our operations and generate all of our revenue in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The PRC economy differs from the economies of most developed countries in many respects, including:

☐	the higher level of government involvement;

☐	the early stage of development of the market-oriented sector of the economy;

☐	the rapid growth rate;

☐	the higher level of control over foreign exchange; and

☐	the allocation of resources.

As the PRC economy has been transitioning from a planned economy to a more market-oriented economy, the PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. While these measures may benefit the overall PRC economy, they may also have a negative effect on us.

Although the PRC government has in recent years implemented measures emphasizing the utilization of market forces for economic reform, the PRC government continues to exercise significant control over economic growth in China through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and imposing policies that impact particular industries or companies in different ways.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of new construction investments and expenditures in China, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our business and prospects.

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiary in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to foreign-invested enterprises. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and all of our directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

A slowdown or other adverse developments in the PRC economy may materially and adversely affect our customers, demand for our services and our business.

We are a holding company. All of our operations are conducted in the PRC and all of our revenues are generated from sales in the PRC. Although the PRC economy has grown significantly in recent years, we cannot assure you that such growth will continue. A slowdown in overall economic growth, an economic downturn or recession or other adverse economic developments in the PRC may materially reduce the demand for new construction projects and adversely affect our business.

We may be unable to scale our operations successfully.

Our plan is to grow rapidly. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

We have limited sales and marketing experience.

Our management has limited experience in marketing our proposed projects and no distribution system has yet been successfully tested. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful or that we will be able to attract and retain qualified individuals with marketing and sales expertise. Our future success will depend, among other factors, upon whether our projects can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our projects will gain wide acceptance in our targeted markets or that we will be able to effectively market our projects.

If our estimates related to expenditures and cash flow from operations are erroneous, and we are unable to sell additional equity securities, our business could fall short of expectations and you may lose your entire investment.

Our financial success is dependent in part upon the accuracy of our management's estimates of expenditures and cash flow from operations. If such estimates are erroneous or inaccurate, we may not be able to carry out our business plan, which could, in a worst-case scenario, result in the failure of our business and you losing your entire investment.

We may not be able to compete effectively against our competitors.

We are engaged in a rapidly evolving field. Competition from other companies in the same field is intense and is expected to increase. Many of our competitors have substantially greater resources, research and development staff, sales and marketing staff, and facilities than we do. In addition, other recently developed technologies are, or may in the future be, the basis of competitive projects. There can be no assurance that our competitors will not take over this area of the consulting market.

Our Business Model may not be sufficient to achieve success in our intended market

Our survival is dependent upon the market acceptance of  our consulting services.  Should our services be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services we can offer to ensure our survival.

Inability of Our Officers and Directors to devote sufficient time to the operation of the business may limit our success.

Presently, the officer and director of RED PINE CAPITAL GROUP. allocates the majority of his time to the operation of various businesses.  Since our officer and director is currently involved part time elsewhere, he may not be able to devote full time availability to work for RED PINE CAPITAL GROUP.

Should the business develop faster than anticipated, the officers and directors will have to retain other personnel to ensure that it continues as a going concern.

We need to retain key personnel to support our projects and ongoing operations.

The development and marketing of our projects will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers and other needed key employees and contractors who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of any of our officers would negatively impact our ability to sell our projects, which could adversely affect our financial results and impair our growth.

We depend highly on our current manager who has limited experience in running a public company and no formal employment agreement.

We depend highly on Yao Sun, our President, Treasurer, and Sole Director, who may be difficult to replace. Yao Sun who is also the Chief Executive Officer of RED PINE CAPITAL GROUP. at this point, only devotes approximately 50% of his time per week to our business, has only several years of industry experience and has not previously headed a public Company. Our plan of operations is dependent upon the continuing support and expertise of Mr. Sun.

Loss of our CEO could adversely affect our business

 Loss of Mr. Sun could slow the growth of our business, or it may cease to operate at all, which may result in the total loss of investor’s investments. Mr. Sun is not, presently, receiving a salary from the Company it is unknown, at this time, if or when the Company may be able to compensate Mr. Sun for his management services. The company does not anticipate Mr. Sun receiving a salary in the foreseeable future.

Our management has limited experience in running a public company

Our sole officer, Mr. Sun, has no experience in running a public company. He is vaguely familiar with the reporting requirements of the Securities and Exchange Commission. Mr. Sun will rely on the expertise of outside counsel and consultants to insure proper filing and the meeting of deadlines.

Risks Associated with our Common Stock

As there is no public market for our common shares, they are an illiquid investment and investors may not be able to sell their shares.

No market currently exists for our securities and we cannot assure you that such a market will ever develop, or if developed, will be sustained.

Our common stock is not currently eligible for trading on any stock exchange and there can be no assurance that our common stock will be listed on any stock exchange in the future. We intend to apply for listing on the OTC Bulletin Board trading system pursuant to Rule 15c2-11 of the Securities Exchange Act of 1934, but there can be no assurance we will obtain such a listing. The bulletin board tends to be highly illiquid, in part because there is no national quotation system by which potential investors can track the market price of shares except through information received or generated by a limited number of broker-dealers that make a market in particular stocks. There is a greater chance of market volatility for securities that trade on the bulletin board as opposed to a national exchange or quotation system. This volatility may be caused by a variety of factors, including: the lack of readily available price quotations; the absence of consistent administrative supervision of “bid” and “ask” quotations; lower trading volume; and general market conditions. If no market for our shares materializes, you may not be able to sell your shares or may have to sell your shares at a significantly lower price.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

Rules 15g-1 through 15g-9 promulgated under the Securities Exchange Act of 1934 impose sales practice and disclosure requirements on FINRA broker-dealers who make a market in "penny stocks". A penny stock generally includes any non-Nasdaq equity security that has a market price of less than $5.00 per share.  Our shares currently are not traded on Nasdaq nor on any other exchange nor are they quoted on the OTC/Bulletin Board or “OTCBB”. Following the date that the registration statement, in which this prospectus is included, becomes effective, we hope to find a broker-dealer to act as a market maker for our stock and file on our behalf with the FINRA an application on Form 15c(2)(11) for approval for our shares to be quoted on the OTCBB. As of the date of this prospectus, we have not attempted to find a market maker to file such application for us. If we are successful in finding such a market maker and successful in applying for quotation on the OTCBB, it is very likely that our stock will be considered a “penny stock”. In that case, purchases and sales of our shares will be generally facilitated by FINRA broker-dealers who act as market makers for our shares.  The additional sales practice and disclosure requirements imposed upon broker-dealers may discourage broker-dealers from effecting transactions in our shares, which could severely limit the market liquidity of the shares and impede the sale of our shares in the secondary market.

Under the penny stock regulations, a broker-dealer selling penny stock to anyone other than an established customer or "accredited investor" (generally, an individual with net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser's written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt.

In addition, the penny stock regulations require the broker-dealer to deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt.  A broker-dealer is also required to disclose commissions payable to the broker-dealer and the registered representative and current quotations for the securities.  Finally, a broker-dealer is required to send monthly statements disclosing recent price information with respect to the penny stock held in a customer's account and information with respect to the limited market in penny stocks.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. The costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major effect on the amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

Because we do not intend to pay any dividends on our common stock, investors seeking dividend income or liquidity should not purchase shares of our common stock.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors seeking dividend income or liquidity should not invest in our common stock.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 110,000,000 shares of  common stock, of which 235,000 shares are issued and outstanding as of January 31, 2010.  Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. Consequently, the stockholders may experience more dilution in their ownership of Red Pine Capital Group in the future.

This registration statement contains forward looking statements which are speculative in nature.

This registration statement contains forward-looking statements. These statements relate to future events or our future financial performance. Forward looking statements are speculative and uncertain and not based on historical facts. Because forward-looking statements involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements, including those discussed under “Business Description” and “Corporate Background” Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, future results, levels of activity, performance, or achievements cannot be guaranteed. The reader is advised to consult any further disclosures made on related subjects in our future SEC filings.

About this Prospectus

You should only rely on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. We are offering to sell, and seeking offers to buy, shares of our common stock on a “direct public offering,” “best efforts” basis only in jurisdictions where offers and sales are permitted. Offers and sales of our securities are only permitted in those jurisdictions where statutes exist, “blue sky statutes” allowing for such offers and sales.

Available Information

Upon the effectiveness of this S-1 registration statement, we will be subject to the requirements of Section 13(a) under the Exchange Act, which requires us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

All of our reports can be reviewed through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) which is publicly available through the SEC’s website (http://www.sec.gov).

We intend to furnish to our stockholders annual reports containing financial statements audited by our independent certified public accountants and quarterly reports containing reviewed unaudited interim financial statements for the first three-quarters of each fiscal year. You may contact the Securities and Exchange Commission at 1-(800) SEC-0330 or you may read and copy any reports, statements or other information that Red Pine Capital Group, Inc. files with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room at the following location:

Public Reference Room
100 F. Street, N.W.
Washington, D.C. 20549-0405
Telephone 1(800)-SEC-0330

We have filed with the Commission a registration statement on Form S-1 under the Securities Act of 1933, as amended with respect to the securities offered in this prospectus. This prospectus does not contain all the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information, with respect to us and the common stock offered in this prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement, including the exhibits and schedules can be reviewed through EDGAR.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Prospectus Summary”, “Risk Factors”, “Plan of Operation”, “Our Business”, and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimated”, “predicts”, “potential”, or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. These factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We undertake no obligation to update or revise any of the forward-looking statements after the date of this prospectus to conform forward-looking statements to actual results, except as required by the Federal securities laws or as required to meet our obligations set forth in the undertakings to this registration statement.

USE OF PROCEEDS

The amounts and timing of expenditures described in the table for each purpose may vary significantly depending on numerous factors, including, without limitation, the progress of our marketing. We anticipate, based on currently proposed plans and assumptions relating to our operations, that the net proceeds of this offering and cash flow from operations, if any, will be adequate to satisfy our capital needs for approximately 12 months following consummation of this offering. We have based our assumptions on the fact that we will not incur additional obligations for personnel, office, etc. until such time as we either raise additional equity or debt, or generate revenues to support such expenditures.

The net proceeds from the sale of the 1,200,000 shares of common stock offered hereby are estimated to be approximately $269,674. We intend to utilize the estimated net proceeds following the offering for the following purposes:

Amount
Total Proceeds	$300,000

Less: Offering Expenses
Legal	$25,000
Accounting	$5,000
Copying	$300
SEC & State Filing Fees	$26

Net Proceeds from Offering	$269,674

Use of Net Proceeds

Website Enhancements	$10,000
Advertising	$200,000
Transfer Agent Fees	$1,500
Accounting	$4,500
Working Capital	$53,674

Total Use of Net Proceeds	$269,674

DETERMINATION OF OFFERING PRICE

In determining the initial public offering price of the shares we considered several factors including the following:

•	our start up status;
•	prevailing market conditions, including the history and prospects for the industry in which we compete;
•	our future prospects; and
•	our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this offering.

DILUTION

You will suffer substantial dilution in the purchase price of your stock compared to the net tangible book value per share immediately after the purchase.

As of January 31, 2010, Red Pine’s net tangible book value was $16,123, or $0.068 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 1,200,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of approximately $15,000), Red Pine’s net tangible book value as of the closing of this offering would increase from $0.068 to $.22 per share. This represents an immediate increase in the net tangible book value of approximately $.15 per share to current shareholders, and immediate dilution of about $.03 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.068
Increase per share attributable to new investors	$0.15
Net tangible book value per share after offering	$0.22
Dilution per share to new investors	$0.03
Percentage dilution	11.88%

The following assumes the sale of 75% of the shares of common stock in this offering. As of January 31, 2010, Red Pine’s net tangible book value was $16,123, or $0.068 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 900,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $15,000), Red Pine’s net tangible book value as of the closing of this offering would increase from $0.068 to $.21 per share. This represents an immediate increase in the net tangible book value of $.14 per share to current shareholders, and immediate dilution of $.04 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.068
Increase per share attributable to new investors	$0.14
Net tangible book value per share after offering	$0.21
Dilution per share to new investors	$0.04
Percentage dilution	15%

The following assumes the sale of 50% of the shares of common stock in this offering. As of January 31, 2010, Red Pine’s net tangible book value was $16,123, or $0.068 per share of common stock. Net tangible book value is the aggregate amount of Red Pine’s tangible assets less its total liabilities. Net tangible book value per share represents Red Pine’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 600,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $15,000), Red Pine’s net tangible book value as of the closing of this offering would increase from $0.068 to $.20 per share. This represents an immediate increase in the net tangible book value of $.13 per share to current shareholders, and immediate dilution of $.05 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock..................	$0.25
Net tangible book value per share prior to offering	$0.068
Increase per share attributable to new investors	$0.13
Net tangible book value per share after offering.................	$0.20
Dilution per share to new investors	$0.05
Percentage dilution	20.4%

The following assumes the sale of 25% of the shares of common stock in this offering. As of January 31, 2010, RED PINE’s net tangible book value was $16,123, or $0.068 per share of common stock. Net tangible book value is the aggregate amount of RED PINE’s tangible assets less its total liabilities. Net tangible book value per share represents RED PINE’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 300,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $15,000), RED PINE’s net tangible book value as of the closing of this offering would increase from $0.068 per share to $0.17 per share. This represents an immediate increase in the net tangible book value of $.10 per share to current shareholders, and immediate dilution of $.08 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.068
Increase per share attributable to new investors	$0.10
Net tangible book value per share after offering	$0.17
Dilution per share to new investors	$0.08
Percentage dilution	32%

The following assumes the sale of 10% of the shares of common stock in this offering. As of January 31, 2010, RED PINE’s net tangible book value was $16,123, or $0.068 per share of common stock. Net tangible book value is the aggregate amount of RED PINE’s tangible assets less its total liabilities. Net tangible book value per share represents RED PINE’s total tangible assets less its total liabilities, divided by the number of shares of common stock outstanding. After giving effect to the sale of 120,000 shares at an offering price of $0.25 per share of common stock, application of the estimated net sale proceeds (after deducting remaining offering expenses of $15,000), RED PINE’s net tangible book value as of the closing of this offering would be $.13 per share and, as a result, there will be an immediate increase in the net tangible book value of $.07 per share to current shareholders, but there is an immediate dilution of $.12 per share to new investors, as illustrated in the following table:

Public offering price per share of common stock	$0.25
Net tangible book value per share prior to offering	$0.068
Increase per share attributable to new investors	$0.07
Net tangible book value per share after offering	$0.13
Dilution per share to new investors	$0.12
Percentage dilution	49%

SELLING SECURITY HOLDERS

We do not have any security holders offering any securities under this offering. There is no guarantee we will sell all of the shares under this offering as this is a “best efforts” offering.

The following tables summarize, as of January 31, 2010, the difference between the number of shares of common stock purchased from us, the total cash consideration paid and the average price per share paid by existing stockholders of common stock and by the new investors purchasing shares in this offering.

The table below assumes the sale of the 1,200,000 shares offered in this prospectus at an assumed initial public offering price of $0.25 per share and before any deduction of estimated offering expenses.

	Shares Purchased		Total Consideration		Average Price Per Share
	Amount	Percent	Amount	Percent
Original Stockholders (1)	235,000	16%	$58,750	11.5%	$0.20
Public Stockholders	1,200,000	84%	$300,000	88.5%	$0.25
Total	1,435,000	100%	$358,750	100%

PLAN OF DISTRIBUTION AND TERMS OF THE OFFERING

We are offering to the public 1,200,000 shares of common stock, at $0.25 per share, on a “best efforts,” basis in a “direct public offering” through our sole officer and director. This offering terminates in 365 days after commencement of this offering. There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Red Pine Inc. No commissions will be paid for the sale of the 1,200,000 shares offered by Red Pine.

 This is our initial public offering, and no public market currently exists for our shares. The offering price may not reflect the market price of our shares after the offering. There is no minimum purchase requirement for prospective stockholders and no arrangement to place funds in an escrow, trust, or similar account. We do intend to place the funds into a segregated account. The segregated account is not an escrow, trust or similar account, and is subject to attachment by creditors.

We will sell the shares on a “direct public offering,” basis through our sole officer and director, Yao Sun, who may be considered an underwriter as that term is defined in Section 2(a)(11). Mr. Sun will not receive any commission in connection with the sale of shares, although we may reimburse him for expenses incurred in connection with the offer and sale of the shares.

Mr. Sun will be relying on, and complying with, Rule 3a4-1(a)(4)(ii) of the Exchange Act as a “safe harbor” from registration as a broker-dealer in connection with the offer and sales of the shares. In order to rely on such “safe harbor” provisions provided by Rule 3a4-1(a)(4)(ii), he must be in compliance with all of the following:

•	he must not be subject to a statutory disqualification;

•	he must not be compensated in connection with such selling participation by payment of commissions or other payments based either directly or indirectly on such transactions;

•	he must not be an associated person of a broker-dealer;

•
he must primarily perform, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of Red Pine Capital Group, Inc. otherwise than in connection with transactions in securities; and

•
he must perform substantial duties for the issuer after the close of the offering not connected with transactions in securities, and not have been associated with a broker or dealer for the preceding 12 months, and not participate in selling an offering of securities for any issuer more than once every 12 month.

Mr. Sun will comply with the guidelines enumerated in Rule 3a4-1(a)(4)(ii). Mr. Sun, nor any affiliates will be purchasing shares in the offering.

You may purchase shares by completing and manually executing a subscription agreement and delivering it with your payment in full for all shares, which you wish to purchase to our offices. Your subscription shall not become effective until accepted by us and approved by our counsel. Acceptance will be based upon confirmation that you have purchased the shares in a state providing for an exemption from registration. Our subscription process is as follows:

•	a prospectus, with subscription agreement, is delivered by Red Pine to each offeree;

•	the subscription is completed by the offeree, and submitted by check back to Red Pine where the subscription and a copy of the check is faxed to counsel for review;

•	each subscription is reviewed by counsel for Red Pine to confirm the subscribing party completed the form, and to confirm the state of acceptance;

•	once approved by counsel, the subscription is accepted by Mr. Sun and the funds deposited into an account labeled: Red Pine Capital Group, Inc., within four (4) days of acceptance;

•	subscriptions not accepted, are returned with the check undeposited within 24 hours of determination of non-acceptance.

LEGAL PROCEEDINGS

We may from time to time be involved in routine legal matters incidental to our business; however, at this point in time we are currently not involved in any litigation, nor are we aware of any threatened or impending litigation.

DIRECTOR, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The members of our Board of Directors serve, without compensation, until the next annual meeting of stockholders, or until their successors have been elected. The officers serve at the pleasure of the Board of Directors. At present, Yao Sun is our sole officer and director. Information as to the director and executive officer is as follows:

Name	Age	Title
Yao Sun	27	President, Secretary/Treasurer, Director

Duties, Responsibilities and Experience

Yao Sun. President, Secretary/Treasurer, Director and founder of Red Pine from inception to present. Mr. Sun currently does not spend more than 20 hours per month on Red Pine business. Mr. Yao Sun graduated from the University of British Columbia with a Bachelor of Commerce in 2005. He is a CFA charter holder, and active members of the Certified Management Accountants (CMA) of Canada and the Certified Practicing Accountants (CPA) of Australia. Upon graduation from UBC, Mr. Sun was a financial analyst with Citic Media Group in Beijing, China. He is currently serving as V.P. of Asian Pacific and director of Soho Resources Corporation, a TSX Venture listed resources company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of the date of this prospectus, and as adjusted giving effect to the sale of 1,200,000 shares of common stock in this offering, relating to the beneficial ownership of our common stock by those persons known to us to beneficially own more than 5% of our capital stock, by our director and executive officer, and by all of our directors, proposed directors and executive officers as a group.

Name of Beneficial Owner(1)	Number Of Shares	Percent Before Offering	Percent After Offering
Yao Sun, President, CEO, and Treasurer	200,000	85.1%	13.93%
All Directors, Officers and Principal Stockholders as a Group	200,000	85.1%	13.93%	%

1.)	The address of each shareholder is care of Red Pine Corp at Floor 7 #30 Dongzhong St., Dongcheng District,Beijing, China 100027, unless otherwise stated.

“Beneficial ownership” means the sole or shared power to vote or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days from the date of this prospectus.

DESCRIPTION OF SECURITIES
Common Stock

Our Articles of Incorporation authorizes the issuance of 110,000,000 shares of common stock, $0.0001 par value per share. 235,000 common shares were outstanding as of the date of this prospectus. No preferred shares were outstanding as of the date of this prospectus. Upon sale of the 1,200,000 shares offered herein, we will have outstanding 1,435,000 shares of common stock. Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock have no cumulative voting rights. Holders of shares of common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time by the Board of Directors in its discretion, from funds legally available to be distributed. In the event of a liquidation, dissolution or winding up of Red Pine, the holders of shares of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities and the prior payment to the preferred stockholders if any. Holders of common stock have no preemptive rights to purchase our common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Preferred Stock

Our Articles of Incorporation does not currently authorize the issuance of preferred stock. We may authorize preferred stock in the future at which time, the preferred stock may be issued from time to time by the Board of Directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to:

•	adopt resolutions;
•	to issue the shares;
•	to fix the number of shares;
•	to change the number of shares constituting any series; and
•	to provide for or change the following:
•	the voting powers;
•	designations;
•	preferences; and
•	relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following:
•	dividend rights (including whether dividends are cumulative);
•	dividend rates;
•	Terms of redemption (including sinking fund provisions);
•	redemption prices;
•	conversion rights; and
•	liquidation preferences of the shares constituting any class or series of the preferred stock.

In each of the listed cases, we will not need any further action or vote by the stockholders.

One of the effects of undesignated preferred stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the Board of Director’s authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

 Options and Warrants

We do not presently have any options or warrants authorized or any securities that may be convertible into common stock. However, our sole director, Yao Sun, may later determine to authorize options and warrants for our company.

INTEREST OF NAMED EXPERTS AND COUNSEL

Jillian Ivey Sidoti issued an opinion that the shares being issued pursuant to this offering, upon issuance, will have been duly authorized and validly issued, fully paid, and non-assessable.

The audited financial statements of as of January 31, 2010, are included in this prospectus and have been audited by Silberstein Ungar, PLLC independent auditors, as set forth in their audit report thereon appearing elsewhere herein and are included in reliance upon such reports given upon the authority of such individual as an expert in accounting and auditing.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

No director of Red Pine will have personal liability to us or any of our stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in our Articles of Incorporation limiting such liability.

DESCRIPTION OF BUSINESS

OVERVIEW

Business Development Summary

Red Pine is a development stage company incorporated in the State of Nevada in August 2009. We intend to market our consulting services to Chinese companies seeking to go public in the United States. We also intend on marketing such companies in the United States to interested hedge funds and other large investment funds and firms.

1.	Build our existing website – We believe that using the Internet initially will allow us a base for operating our company. Upon completion of the offering, we expect to begin to develop our website and to have a fully developed website during the third quarter of 2010.

2.	Develop and implement a marketing plan – Once we establish our presence on the Internet, we intend to devote our efforts to developing and implementing a plan to market our services to consumers. In order to promote our company and attract customers, we plan to advertise via the Internet in the form of banner ads, discussion boards, link sharing programs and search engine placements.

3.	Develop our consulting services and team – We will develop the services we will provide to our clients.

4.	Travel to China to meet with potential clients - Part of our working capital will be spent to travel to China to meet with potential clients and to develop relationships so that we may sell our services.

Business of Issuer

We intend to become a consultant to those Chinese companies seeking to go public or raise funds in the United States. We will assist companies with the process of going public and provide them with various forums so that they may present to their company to American and Canadian audiences.  We will assist with the development of the business plan, translation, finding and engaging the appropriate professional to carry out the client’s goals, and position the company so they may market effectively to American and Canadian investors.

One stop at our site is intended to let investors research online before making the actual purchase of shares of Chinese companies. We will organize and provide information to the public that would be available to the public in other locations. We will not solicit investors. We are designing our website, and browsing experience to let investors research detailed information.

Products and Services

We will provide consulting services that we believe will help improve business processes, record keeping, management, corporate governance, and accounting so that a small private Chinese company may seek to go public in the United States. As consultants to these companies, we will assemble and engage  the legal, accounting, and other professionals needed to enter into the American public capital markets and for a company to be listed on either the OTCBB or the Pinksheets.

We will also assist with educational newsletters and other investments tools. Since conducting a securities offering or being a publicly traded company involves a many federal and state laws, rules and regulations as well as customary best practices and procedures any of which easily can be misunderstood, misinterpreted or misapplied.  We look to assist companies in all of these aspects.
Our services will focus on Chinese companies that are seeking to register their shares for self-distribution. In other words, those companies seeking to go public without an underwriter.

We also serve as a liaison between our clients and their professional service providers.   We receive the predominate portion of our fee in the form of restricted shares of common stock of our clients.

Limitations and Evaluation

Since the task of becoming a fully reporting, publicly traded company can be arduous, not every small business may be able to complete the process. They may be unable to improve deficiencies or maintain adequate personnel. To this end, we will prescreen all potential clients for suitability for the American capital markets prior to engaging them.  We will evaluate suitability through meetings and paper questionnaires determining if the company client has the proper procedures in place or has the potential to implement such procedures. We will evaluate the company’s management and history.

Upon satisfactory completion of the evaluation, we will provide the company client with a contract and fee structure that explains the costs of going public in the United States. We will share the multiple options to the company before choosing the appropriate method to reach the capital markets.

Once we are engaged with the company client, we will introduce them to a PCOAB auditor, attorney, market maker, transfer agent, EDGAR filer, and any other needed professionals.

 Our Clients

We believe our clients will consist primarily of growing small-to-middle market private companies that:

☐	Have a business plan showing a potential for profitable operations and strong revenue growth within three to five years;
☐
Operate in either established markets, high growth potential niche markets and/or market segments that are differentiated, driven by pricing power or mass scale standardized product/service delivery; and

☐	Have an experienced management team or clear plans to establish such team that owns a significant portion of their current equity.
☐	Are primarily Chinese.

We will recommend that if they have not already done so, that they incorporate in Nevada, Delaware, or Wyoming.

Sales

We will rely on Mr. Yao Sun, our sole officer and director, to sell our management consulting and regulatory compliance services.

Marketing

Our marketing strategy focuses on education first and foremost.  We use them to educate small business owners and to promote the availability of capital markets and the value of our services.  Small business owners often lack the resources and experience needed to access the capital markets; however, they generally are in the most serious need of funding.  We believe that by educating small business owners, they become more aware of capital markets, better able to access capital markets, more proficient in their use of funding and the small business market is better served.

We may routinely conduct internet advertising campaigns that offer free education and open line consultations to educate small business owners and generate clients for our management consulting and regulatory compliance services.  This core strategy is supported by the following:

☐	Cross-promotion on our various websites;
☐	Direct mail and opt-in email to potential clients;
☐	Other educational communications designed to promote the availability of public equity markets to companies seeking to expand their business and unlock shareholder value;
☐	Publication of articles in business journals; and
☐	Sponsorship of and attendance at securities industry conferences and various events designed to raise awareness of the public equity markets.

The nature of marketing on the Internet is currently undergoing a dramatic change thanks to blogs and other social media. We are committed to leveraging the latest Internet marketing techniques to reach new market niches cost effectively by offering educational content in these new media outlets.

Competition

We face intense competition in every aspect of our business, and particularly from other firms which offer management, compliance and other consulting services to private and public companies.  However, we have not identified any particular competitor that attempts to offer the full suite of services as us in a turnkey fashion.  We also differentiate ourselves by accepting a relatively low cash component as our fee for management consulting and regulatory compliance services and taking a greater portion of our fee in the form of restricted shares of our private clients’ common stock.  We also face competition from a large number of consulting firms, investment banks, venture capitalists, merchant banks, financial advisors and other management consulting and regulatory compliance services firms similar to ours.  Many of our competitors have greater financial and management resources and some have greater market recognition than we do.

In addition, a client may choose to use its own resources rather than engage an outside firm for the types of services we provide.

We believe that the principal competitive factors in the industries in which we compete include:

☐	Skills and capabilities of people;
☐	Innovative service and product offerings;
☐	Perceived ability to add value;
☐	Reputation and client references;
☐	Price;
☐	Scope of services;
☐	Service delivery approach;
☐	Technical and industry knowledge and experience;
☐	Quality of services and solutions;
☐	Ability to deliver results on a timely basis;
☐	Availability of appropriate resources; and
☐	National reach and scale.

We believe that we occupy a unique niche relating to privately held companies seeking access to the public equity markets in China. We believe that we compete favorably on the factors described above. However, our industry is becoming increasingly competitive. Larger, more established companies than us may be able to compete more efficiently or effectively.

Intellectual Property & Proprietary Rights

Upon completion of our website, we will regard substantial elements of our website and underlying technology as proprietary and attempt to protect them by relying on trademark, service mark and trade secret laws, restrictions on disclosure and transferring title and other methods. We currently do not have any technology we consider proprietary, as we are currently in our development stage.

Employees

We are a development stage company and currently have only one part-time employee, Yao Sun, who is also our sole officer and director. We look to Mr. Sun for his entrepreneurial skills and talents. It is Mr. Sun who provided us our business plan. For a discussion of Mr. Sun’s experience, please see “Director, Executive Officers, Promoters and Control Persons.” Initially Mr. Sun will coordinate all of our business operations. Mr. Sun has provided the working capital to cover our initial expense. We plan to use consultants, attorneys, accountants, and technology personnel, as necessary and do not plan to engage any additional full-time employees in the near future. We believe the use of non-salaried personnel allows us to expend our capital resources as a variable cost as opposed to a fixed cost of operations. In other words, if we have insufficient revenues or cash available, we are in a better position to only utilize those services required to generate revenues as opposed to having salaried employees. We may hire marketing employees based on the projected size of the market and the compensation necessary to retain qualified sales employees: however we do not intend to hire these individuals within the next 12 months. A portion of any employee compensation likely would include the right to acquire our stock, which would dilute the ownership interest of holders of existing shares of our common stock.

Mr. Sun is spending the time allocated to our business in handling the general business affairs of our company such as accounting issues, including review of materials presented to our auditors, working with our counsel in preparation of filing our S-1 registration statement, and developing our business plan and overseeing the technological aspects of our business, including the analysis of various software companies capable of generating the type of software we require.

REPORTS TO STOCKHOLDERS

We are not subject to the informational requirements of the Securities Exchange Act of 1934, as amended. Once our registration statement is effective and our securities are registered under the exchange act, we will file supplementary and periodic information, documents and reports that are required under section 13 of the Securities Act of 1933, as amended, with the Securities and Exchange Commission. Such reports, proxy statements and other information will be available through the Commission’s Electronic Data Gathering Analysis and Retrieval System which is publicly available through the Commission’s website (http://www.sec.gov).

We intend to furnish annual reports to stockholders, which will include audited financial statements reported on by our Certified Public Accountants. In addition, we will issue unaudited quarterly or other interim reports to stockholders, as we deem appropriate or required by applicable securities regulations.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

The following discussion and analysis should be read in conjunction with our financial statements and the notes thereto contained elsewhere in this filing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

With the exception of historical matters, the matters discussed herein are forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements concerning anticipated trends in revenues and net income, projections concerning operations and available cash flow. Our actual results could differ materially from the results discussed in such forward-looking statements. The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes thereto appearing elsewhere herein.

Background Overview

Red Pine Capital Group, Inc. is a development stage company incorporated in the State of Nevada in August of 2009. We were formed to engage in the business of providing business consulting services for those companies in China looking to enter the American capital markets. In January 2010 we commenced our planned principal operations, and therefore have no significant assets.

Since our inception in August 2009 to January 31, 2010, we have not generated any revenues and have incurred a net loss of $30,877. During 2009, we issued shares in exchange for cash. Until recently, our only business activity was the formation of our corporate entity, creation of our business model, and analyzing the viability of our business, which included our CEO’s travels to China to research the viability of our plan. We believe that sales revenue and small amounts of equity will be sufficient to support the limited costs associated with our initial ongoing operations for the next twelve months. There can be no assurance that the actual expenses incurred will not materially exceed our estimates or that cash flows from listing fees will be adequate to maintain our business. As a result, our independent auditors have expressed substantial doubt about our ability to continue as a going concern in the independent auditors’ report to the financial statements included in the registration statement.

Results of Operations

For the fiscal year ended January 31, 2010

There were no revenues for the fiscal year ended January 31, 2010. Expenses for the year ended January 31, 2010 were $30,877. These expenses were mostly for professional fees related to this offering.

The company did not pay nor recognize any interest expense for the years ended December 31, 2007 and January 31, 2010.

Liquidity and Capital Resources

The Company has $22,123 cash. The investigation of prospective financing candidates involves the expenditure of capital.  The Company will likely have to look to Mr. Sun or to third parties for additional capital.  There can be no assurance that the Company will be able to secure additional financing or that the amount of any additional financing will be sufficient to conclude its business objectives or to pay ongoing operating expenses.

In the past, Mr. Sun has provided any cash needed for operations, including any cash needed for this Offering. To date, Mr. Sun has purchased $40,000 worth of our common stock to provide for our capital needs. Mr. Sun intends to lend the Company additional capital to pay the accounts payable and to cover any additional costs related to this Offering.

Equity Distribution to Management

Since our incorporation, we have raised capital through private sales of our common equity.  As of January 31, 2010, we have issued 235,000 shares of our common stock to various shareholders and our manager, Yao Sun, in exchange for cash totaling $47,000.  Specifically, Mr. Sun received 200,000 shares in exchange for cash that was used for the expenses related to this offering.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

FACILITIES

We currently maintain an office at Floor 7 #30 Dongzhong St. Dongcheng District Beijing, China 100027. We have no monthly rent, nor do we accrue any expense for monthly rent. Mr. Sun, our sole officer and director, and our full time employee provides us a facility in which we conduct business on our behalf. Mr. Sun does not receive any remuneration for the use of this facility or time spent on behalf of us. We do not believe that we will need to obtain additional office space at any time in the foreseeable future, approximately 12 months, until our business plan is more fully implemented.

As a result of our method of operations and business plan we do not require personnel other than Mr. Sun to conduct our business. In the future we anticipate requiring additional office space and additional personnel; however, it is unknown at this time how much space or how many individuals will be required.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Company utilizes office space provided at no cost from Mr. Sun, our sole officer and director. Office services are provided without charge by the Company’s director. Such costs are immaterial to the financial statements and, accordingly, have not been reflected.

During January 2010, Mr. Sun received 200,000 shares of common stock, at a price of $0.20 per share. Mr. Sun is the sole officer, director, stockholder, and promoter of Red Pine and developed the website and business plan.

Mr. Sun also issued shares at $.20 per share to certain shareholders, some of which were his family members. Zhao Zhang received 1,000 shares of common stock at a price of $.20 and is the wife of Mr. Sun. Song Tiemei is the mother in law of Mr. Sun and received 1,000 shares of common stock at the price of $.20 per share. Yanbin Zhang is the father in law of Mr. Sun and received 1,000 shares of common stock at $.20 per share. Jie Sun is the uncle of Mr. Sun and received 1,000 shares of common stock at $.20 per share.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDERS MATTERS

We intend to file for inclusion of our common stock on the Over-the-Counter Bulletin Board; however, there can be no assurance that FINRA or NASDAQ will approve the inclusion of the common stock. Prior to the effective date of this offering, our common stock was not traded.

DIVIDENDS

The payment of dividends is subject to the discretion of our Board of Directors and will depend, among other things, upon our earnings, our capital requirements, our financial condition, and other relevant factors. We have not paid or declared any dividends upon our common stock since our inception and, by reason of our present financial status and our contemplated financial requirements, do not anticipate paying any dividends upon our common stock in the foreseeable future.

We have never declared or paid any cash dividends. We currently do not intend to pay cash dividends in the foreseeable future on the shares of common stock. We intend to reinvest any earnings in the development and expansion of our business. Any cash dividends in the future to common stockholders will be payable when, as and if declared by our Board of Directors, based upon the Board’s assessment of:

•	our financial condition;
•	earnings;
•	need for funds;
•	capital requirements;
•	prior claims of preferred stock to the extent issued and outstanding; and
•	other factors, including any applicable laws.

EXECUTIVE COMPENSATION

The following table sets forth the cash compensation of our sole officer and director, Yao Sun from inception (August 31, 2009) to January 31, 2010.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
Name and Principal Position	YTD	Salary	Bonus	Other Annual Compensation	Restricted Stock	Options
Yao Sun, President, Secretary Treasurer	2009	$-0-	-0-	-0-	-0-	-0-

Mr. Sun has not received any monetary compensation or salary since the inception of the Company. Mr. Sun has agreed to not receive any compensation or enter into any employment agreements until the Company begins operations.

Directors’ Compensation

Directors are not entitled to receive compensation for services rendered to Red Pine, or for each meeting attended except for reimbursement of out-of-pocket expenses.  There are no formal or informal arrangements or agreements to compensate directors for services provided as a director.

Stock Option Grants

Red Pine did not grant any stock options to the executive officer during the most recent fiscal period ended June30, 2008. Red Pine has also not granted any stock options to the Executive Officers since incorporation.

Employment Agreements

There are no current employment agreements or current intentions to enter into any employment agreements.

Future Compensation

Mr. Sun has agreed to provide services to us without compensation until such time as either we have earnings from our revenue,

Board Committees

We do not currently have any committees of the Board of Directors, as our Board consists of one member. Additionally, due to the nature of our intended business, the Board of Directors does not foresee a need for any committees in the foreseeable future.

Indemnification

Under our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if they acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

Transfer Agent

The transfer agent for the common stock will be _______________________________.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. Future sales of substantial amounts of common stock in the public market could adversely affect market prices prevailing from time to time. Furthermore, since only a limited number of shares will be available for sale shortly after this offering because of certain restrictions on resale, sales of substantial amounts of our common stock in the public market after the restrictions lapse could adversely affect the prevailing market price and our ability to raise equity capital in the future. Our counsel has provided an opinion that the shares registered in this registration statement will be validly issued, fully paid, and non-assessable. This opinion is herewith filed as an exhibit.

Upon completion of this offering, we will have outstanding an aggregate of 1,435,000. Of these shares, 1,200,000 will be freely tradable without restriction or further registration under the Securities Act, unless such shares are purchased by individuals who become “affiliates” as that term is defined in Rule 144 under the Securities Act, as the result of the securities they acquire in this offering which provide them, directly or indirectly, with control or the capacity to control us. Our legal counsel has provided an opinion of this, which is hereto attached as an exhibit. Only the shares being offered under this registration statement will be tradable without further restriction. However, it should be noted that this is a “best efforts” offering and there is no guarantee that all 1,235,000 shares for sale by the Company will be sold. Our sole officer and director will not be purchasing shares in this offering.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

TABLE OF CONTENTS

JANUARY 31, 2010

Silberstein Ungar, PLLC CPAs and Business Advisors
Phone (248) 203-0080
Fax (248) 281-0940
30600 Telegraph Road, Suite 2175
Bingham Farms, MI 48025-4586
www.maddoxungar.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of
Red Pine Capital Group, Inc.
Philadelphia, Pennsylvania

We have audited the accompanying balance sheet of Red Pine Capital Group, Inc. (the “Company”) as of January 31, 2010 and the related statements of operations, stockholders’ equity, and cash flows for the period from August 31, 2009 (Date of Inception) through January 31, 2010. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Red Pine Capital Group, Inc. as of January 31, 2010 and the results of its operations and its cash flows for the period from August 31, 2009 (Date of Inception) through January 31, 2010 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company has limited working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.  Management’s plans with regard to these matters are described in Note 2. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan
February 18, 2010

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF JANUARY 31, 2010

January 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$22,123

TOTAL ASSETS	$22,123

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities
Current Liabilities
Account payable and accrued expenses	$6,000
Total Liabilities	6,000

Stockholders’ Equity
Common stock, $.0001 par value, 110,000,000 shares authorized, 235,000 shares issued and outstanding	24
Paid in capital	46,976
Deficit accumulated during the development stage	(30,877)
Total Stockholders’ Equity	16,123

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$22,123

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2010

Period from August 31, 2009 (Inception) to January 31, 2010

REVENUES	$0

OPERATING EXPENSES
Bank fees	27
Professional fees	30,850
TOTAL OPERATING EXPENSES	30,877

NET LOSS BEFORE INCOME TAXES	(30,877)

PROVISION FOR INCOME TAXES	0

NET LOSS	$(30,877)

NET LOSS PER SHARE: BASIC AND DILUTED	$(0.70)

WEIGHTED AVERAGE SHARES OUTSTANDING: BASIC AND DILUTED	44,253

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2010

	Common stock		Additional paid in	Deficit accumulated during the development
	Shares	Amount	capital	stage	Total

Inception, August 31, 2009	-	$-	$-	$-	$-

Shares issued to founders at $0.20 per share for cash	200,000	20	39,980	-	40,000

Shares issued at $0.20 per share for cash	35,000	4	6,996	-	7,000

Net loss for the period ended January 31, 2010	-	-	-	(30,877)	(30,877)

Balance, January 31, 2010	235,000	$24	$46,976	$(30,877)	$16,123

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 31, 2009 (INCEPTION) TO JANUARY 31, 2010

Period from August 31, 2009 (Inception) to January 31, 2010
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss for the period	$(30,877)
Changes in assets and liabilities:
Increase in accrued expenses	6,000
CASH FLOWS USED IN OPERATING ACTIVITIES	(24,877)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from sales of common stock	47,000
CASH FLOWS PROVIDED BY FINANCING ACTIVITIES	47,000

NET INCREASE IN CASH	22,123
Cash, beginning of period	0
Cash, end of period	$22,123

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$0
Income taxes paid	$0

See accompanying notes to financial statements.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Description of Business

Red Pine Capital Group, Inc. (the “Company”) was incorporated in the State of Nevada on August 31, 2009.  The company plans to provide consulting services to small to medium size Chinese companies, and help them to obtain financing in North America markets.

 Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000.   At January 31, 2010 the Company's bank deposits did not exceed the insured amounts.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company’s net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company’s net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common stock equivalents outstanding as of January 31, 2010.

Dividends

The Company has not adopted any policy regarding payment of dividends. No dividends have been paid during any of the periods shown.

Income Taxes
T
he Company provides for income taxes using an asset and liability approach. Deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax bases of assets and liabilities and the tax rates in effect when these differences are expected to reverse. The Company’s predecessor operated as entity exempt from Federal and State income taxes.

Deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

Advertising Costs

The Company’s policy regarding advertising is to expense advertising when incurred. The Company incurred advertising expense of $0 during the year ended January 31, 2010.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Accounting Basis

The Company uses the accrual basis of accounting and accounting principles generally accepted in the United States of America (“GAAP” accounting).  The Company has adopted a January 31 fiscal year end.

Impairment of Long-Lived Assets

The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Recent Accounting Pronouncements

In May 2009, the FASB issued SFAS 165 (ASC 855-10) entitled “Subsequent Events”.  Companies are now required to disclose the date through which subsequent events have been evaluated by management. Public entities (as defined) must conduct the evaluation as of the date the financial statements are issued, and provide disclosure that such date was used for this evaluation. SFAS 165 (ASC 855-10) provides that financial statements are considered “issued” when they are widely distributed for general use and reliance in a form and format that complies with GAAP. SFAS 165 (ASC 855-10) is effective for interim and annual periods ending after June 15, 2009 and must be applied prospectively.

In June 2009, the FASB issued SFAS 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles. (“SFAS 168” pr ASC 105-10) SFAS 168 (ASC 105-10) establishes the Codification as the sole source of authoritative accounting principles recognized by the FASB to be applied by all nongovernmental entities in the preparation of financial statements in conformity with GAAP. SFAS 168 (ASC 105-10) was prospectively effective for financial statements issued for fiscal years ending on or after September 15, 2009 and interim periods within those fiscal years. The adoption of SFAS 168 (ASC 105-10) on July 1, 2009 did not impact the Company’s results of operations or financial condition. The Codification did not change GAAP, however, it did change the way GAAP is organized and presented.

As a result, these changes impact how companies reference GAAP in their financial statements and in their significant accounting policies. The Company implemented the Codification in this Report by providing references to the Codification topics alongside references to the corresponding standards.

With the exception of the pronouncements noted above, no other accounting standards or interpretations issued or recently adopted are expected to have a material impact on the Company’s financial position, operations or cash flows.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Stock-Based Compensation

As of January 31, 2010, the Company has not issued any stock-based payments to its employees.

The Company uses the modified prospective method of accounting for stock-based compensation. Under this transition method, stock compensation expense includes compensation expense for all stock-based compensation awards granted, based on the estimated grant-date fair value.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of the Company as a going concern.  However, the Company has an accumulated deficit of $30,877 as of January 31, 2010.  The Company currently has limited liquidity, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time which raises substantial doubt about its ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses. The Company plans to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 3 – ACCRUED EXPENSES

Accrued expenses are made up of the additional amount due on a contract signed by the Company for investment services during the period ended January 31, 2010.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 4 – COMMON STOCK

The Company has 110,000,000 shares of par value $0.0001 common stock authorized.

On January 3, 2010, the Company issued 200,000 shares of its common stock at $0.20 per share to its founders for total proceeds of $40,000.

Also on January 3, 2010 the Company sold 35,000 additional shares at $0.20 per share for total proceeds of $7,000.

Total shares outstanding as of January 31, 2010 were 235,000.

NOTE 5 – INCOME TAXES

The provision for Federal income tax consists of the following:

January 31, 2010
Refundable Federal income tax attributable to:
Current Operations	$10,498
Less: valuation allowance	(10,498)
Net provision for Federal income taxes	$0

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

January 31, 2010
Deferred tax asset attributable to:
Net operating loss carryover	$10,498
Less: valuation allowance	(10,498)
Net deferred tax asset	$0

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of $30,877 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

RED PINE CAPITAL GROUP, INC.
(A DEVELOPMENT STAGE COMPANY)

NOTES TO THE FINANCIAL STATEMENTS

JANUARY 31, 2010

NOTE 6 – COMMITMENTS

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge.  There is no obligation for the officer to continue this arrangement.  Such costs are immaterial to the financial statements and accordingly are not reflected herein.  The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to January 31, 2010 to the date these financial statements were filed with the Securities and Exchange Commission, and has determined that it does not have any material subsequent events to disclose in these financial statements.

Prospectus
____________________

Red Pine Capital Group, Inc.
Floor 7 #30 Dongzhong St. Dongcheng District
Beijing, China 100027
Telephone: (01186)13701379808

Until, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.
PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.    Indemnification of Directors and Officers.

1.  Title 17 of the Nevada Revised Statutes provides that each corporation shall have the following powers:

 (a) NRS 78.7502  Discretionary and mandatory indemnification of officers, directors, employees and agents: General provisions.

1.    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)    Is not liable pursuant to NRS 78.138; or
(b)    Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Ê    The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.    A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)    Is not liable pursuant to NRS 78.138; or
(b)   Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Ê    Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.    To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.
      (Added to NRS by 1997, 694; A 2001, 3175)

(b) NRS 78.751  Authorization required for discretionary indemnification; advancement of expenses; limitation on indemnification and advancement of expenses.

1.    Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)    By the stockholders;
(b)    By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)    If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d)    If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2.  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3.  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)    Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)    Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.
(Added to NRS by 1969, 118; A 1987, 83; 1993, 976; 1997, 706; 2001, 1377, 3199)

(c) NRS 78.752  Insurance and other financial arrangements against liability of directors, officers, employees and agents.

1.    A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.    The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)    The creation of a trust fund.
(b)    The establishment of a program of self-insurance.
(c)    The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
(d)    The establishment of a letter of credit, guaranty or surety.

Ê    No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.    Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person’s stock or other securities is owned by the corporation.

4.    In the absence of fraud:

(a)    The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and
(b)    The insurance or other financial arrangement:

(1)    Is not void or voidable; and
(2)    Does not subject any director approving it to personal liability for his action,

Ê     even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.    A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of title 57 of NRS.
      (Added to NRS by 1987, 80)

2.    The Issuer's Certificate of Incorporation limits the liability of its Officers and Directors to the full extent permitted by Title 17 of the Nevada Revised Statutes. The bylaws provide for indemnification in accordance with the foregoing statutory provisions.

Item 25.    Other Expenses of Issuance and Distribution*

The following table sets forth all estimated costs and expenses, other than underwriting discounts, commissions and expense allowances, payable by the issuer in connection with the maximum offering for the securities included in this registration statement:

Amount
SEC registration fee	$26.00
Transfer Agent fees and expenses	1,500.00
Legal fees and expenses	25,000.00
Accounting fees and expenses	5,000.00
Total	$31,526.00

Item 26.    Recent Sales of Unregistered Securities.

The following sets forth information relating to all previous sales of common stock by the Registrant which sales were not registered under the Securities Act of 1933.

In exchange for $40,000, our sole officer and director was issued 200,000 shares of stock at a price of $.20 per share

The foregoing purchase and sale to this sophisticated person (officer and director) who had superior access to all corporate and financial information were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) on the basis that the transaction did not involve a public offering.

Additionally, 235,000 shares were issued to various persons for consideration totaling $7,000 in reliance on the exemption under Rule 506 of Regulation D of the Securities Act of 1933 or under the exemption provided under Regulation S. All investors provided information claiming status as either a.) an accredited investor under Rule 501 of Regulation D or b.) a foreign investor under Regulation S.

Name of Shareholder	Number Of Shares
Yao, Sun	200,000
Xiaodi,Sun	1,000
Jingfeng,Li	1,000
Weiliang，Li	1,000
Lihong， Lu	1,000
Jingshu， Li	1,000
Jingyi， Li	1,000
Weiguang， Sun	1,000
Jennifer Yunhua， Bi	1,000
Judy， li	1,000
Ming， Sheng	1,000
Yongli， song	1,000
Binhui， Li	1,000
Yuxia， Li	1,000

Runming， Sheng	1,000
Yao， Yao	1,000
Chang， Wang	1,000
Zhao, Zhang	1,000
Jie, Sun	1,000
Paul, Chung	1,000
Tiemei, Song	1,000
Chung Lun Kevin Kwok	1,000
Ralph, Shearing	1,000
Haiying, Tian	1,000
Ming, Sun	1,000
Qingjie Meng	1,000
Qi, Li	1,000
Hongling, song	1,000
Lianxi, Zhang	1,000
Danqing, He	1,000
Yang, Hu	1,000
Keyu, He	1,000
Lang, Pan	1,000
Yanbin, Zhang	1,000
Yang, Zhang	1,000
Wenxian，Li	1,000
TOTAL	235,000

The purchasers listed above represented their intentions to acquire the securities for investment only and not with a view toward distribution. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

Item 27.    Exhibits Index.

The listed exhibits are filed with this Registration Statement:

Number	Exhibit Name

1.1	Subscription Agreement

3.1	Certificate of Incorporation

3.2	By-Laws

4.1	Specimen Stock Certificate

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality

23.1	Consent of Silberstein Ungar, PLLC

All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing. Information pertaining to our common stock is contained in our Certificate of Incorporation and By-Laws.

Item 28.    Undertakings.

The undersigned registrant undertakes:

The undersigned registrant undertakes:

(1)    To file, during any period in which offer or sales are being made, a post-effective amendment to this registration statement:

I.    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

II.    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post -effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to  if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

III.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to the information in the Registration Statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Subject to the terms and conditions of Section 15(d) of the Securities Exchange Act of 1934, the undersigned Registrant hereby undertakes to file with the Securities and Exchange Commission any supplementary and periodic information, documents, and reports as may be prescribed by any rule or regulation of the Commission heretofore or hereafter duly adopted pursuant to authority conferred to that section.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to our certificate of incorporation or provisions of Nevada law, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission the indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against liabilities (other than the payment by the Registrant) of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit, or proceeding is asserted by a director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of the issue.

6.   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on our behalf by the undersigned, in the City of Beijing, China, on March 19, 2010.

Red Pine Capital Group, Inc.

By:	/s/ Yao Sun
Yao Sun,
President, Chief Executive Officer, Treasurer and Principal Financial Officer

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated.

SIGNATURE	TITLE	DATE

/s/ Yao Sun	President, Treasurer and Director	April 7, 2010
Yao Sun	(Principal Executive, Financial and Accounting Officer)

/s/ Yao Sun	Vice President and Secretary	April 7, 2010
Yao Sun

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

EXHIBITS

TO

REGISTRATION STATEMENT

ON FORM S-1

UNDER

THE SECURITIES ACT OF 1933

RED PINE CAPITAL GROUP, INC.

INDEX TO EXHIBITS

SEC REFERENCE NUMBER	TITLE OF DOCUMENT	LOCATION

1.1	Subscription Agreement	Filed herewith

3.1	Certificate of Incorporation	Filed herewith

3.2	By-Laws	Filed herewith

4.1	Stock Certificate Specimen	Filed herewith

5.1	Opinion of Jillian Ivey Sidoti, Esq. regarding legality	Filed herewith

23.1	Consent of Silberstein Ungar, PLLC	Filed herewith